December 28, 2007


Department of State
Delaware Division of Corporations
401 Federal Street, Suite 4
Dover, Delaware 19901

      Re:   MONTEAGLE FUNDS
            Certificate of Amendment to Statutory Trust

To Whom It May Concern:

With regard to the above captioned matter, enclosed please find the following documents being submitted for further filing:

      1) One (1) originally-executed Certificate of Amendment to Certificate of Trust reflecting the addition of a new series to the Trust - "Monteagle Informed Investor Growth Fund."

      2) One (1) check in the amount of $230.00 to cover the filing and request for a certified copy in return.

Upon acceptance of the filing and subsequent certification, please return the certified copy in the self-addressed stamped envelope provided. Should you have any questions or require additional documentation, please do not hesitate to contact me. Until such time, I remain

Most Cordial,
MONTEAGLE FUNDS

/s/ Paul B. Ordonio

Paul B. Ordonio, Esq.
VP/Secretary

PBO/sc
Enclosures (as stated)

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:


      1.    Name of Statutory Trust: MONTEAGLE FUNDS


      2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows: the Annex A to the Certificate of Trust is hereby amended (see attachment) to reflect all current Series of the Trust with the addition of the "Monteagle Informed Investor Growth Fund."

      4.    This Certificate of Amendment shall be effective upon filing.


IN WITNESS WHEREOF, pursuant to the Board of Trustees meeting on December 28, 2007, the undersigned have executed this Certificate on the 28th day of December, 2007.



                                            By:  /s/ Carl C. Peterson
                                                --------------------------
                                                  Carl C. Peterson
                                                  President and Trustee

                                     ANNEX A

                                   (AMENDMENT)

Series                                 Class                 Date Created
------                                 -----                 ------------

Fixed Income Fund                      No-load               March 30, 1998

Quality Growth Fund                    No-load               March 30, 1998

Select Value Fund                      No-load               March 30, 1998

Large-Cap Growth Fund                  No-load               April 1, 2006

Value Fund                             No-load               April 1, 2006

Informed Investor Growth Fund          No-load               December 28, 2007